Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES REFINANCING OF CREDIT FACILITIES AND OFFERING OF $500 MILLION OF SENIOR NOTES

WILMINGTON, MA, March 26, 2018 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has refinanced its existing $1.0 billion of revolving credit facility due 2021 with a new $1.55 billion revolving credit facility due 2023, and its existing $650.0 million of term loan facility due 2021 with a new $750.0 million term loan facility due 2023 (the “credit facilities”). In addition, Charles River also announced today that, subject to market conditions, it intends to offer $500 million in aggregate principal amount of senior notes due 2026 (the “notes”) in an unregistered offering.

Charles River intends to use the net proceeds of the borrowings under the credit facilities to fund the cash consideration and other amounts payable, including the repayment of certain outstanding indebtedness, for its previously announced acquisition of MPI Research, Inc., and to pay related fees and expenses.

Charles River is issuing the notes as a strategic complement to our long-term capital structure, and intends to use the net proceeds of the offering of the notes to repay borrowings under the refinanced credit facilities.

The notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction. Unless they are registered, the notes may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the potential securities offering, the acquisition of MPI Research, Inc. and expectations regarding the timing of the closing of the acquisition, and our expectations regarding the repayment of indebtedness under the credit facilities with the proceeds of the note offering. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2018, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them.

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Investor Contact:	Media Contact:
Susan E. Hardy	Amy Cianciaruso
Corporate Vice President,	Corporate Vice President,
Investor Relations	Public Relations
781.222.6190	781.222.6168
susan.hardy@crl.com	amy.cianciaruso@crl.com